UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2004

Mega-C Power Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-32529	02-1334752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, 9th Floor, Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 796-5555

14 Pico Cres, Thornhill, Ontario, Canada L4J 8P4

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

(a) On April 6, 2004, an involuntary petition for relief was filed under Title 11, Chapter 11 of the United States Code (the “Code”) against Mega-C Power Corporation (“Mega-C”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”), titled In re Mega-C Power Corporation, case no. BK-N-04-50962. On April 9, 2004, Mega-C filed a Submission of Consent to Entry of Order for Relief, wherein Mega-C consented to the Bankruptcy Court’s entry of an order granting Mega-C relief under Chapter 11 of the Code. On May 13, 2004, an Order for Relief was entered granting Mega-C relief under Chapter 11 of the Code.

From May 13, 2004 until March 2, 2005, Mega-C was a debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Code. On March 2, 2005 the Bankruptcy Court entered an Order Approving U.S. Trustee’s Appointment of Chapter 11 Trustee (“Trustee Order”), wherein William M. Noall, Esq. was appointed as trustee for Mega-C pursuant to Section 1104(a) of the Code.

(b) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA-C POWER CORPORATION

Date: July 22, 2005	By:	/s/ William M. Noall
WILLIAM M. NOALL, ESQ.
Chapter 11 Trustee for Mega-C Power
Corporation